UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

BRUKER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Manning Road

Billerica, MA 01821

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.  Results of Operations and Financial Condition.

On November 2, 2016, Bruker Corporation (the “Company”) issued a press release announcing combined financial results as of and for the three and nine months ended September 30, 2016 and providing updated guidance for fiscal 2016.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8 — Other Events

Item 8.01.  Other Events.

Management of the Company, in consultation with the Audit Committee of the Company’s Board of Directors, has identified a material weakness in our internal control over financial reporting concerning the accounting for income taxes, including the income tax provision and related tax assets and liabilities. Specifically, management did not design and maintain controls with a level of precision that would identify a material misstatement. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The control deficiency we identified, which existed as of December 31, 2015 and continues to exist in the subsequent interim periods, resulted in immaterial errors to deferred tax assets and liabilities, income taxes payable and income tax expense accounts in the Company’s consolidated financial statements for the year ended December 31, 2015. These errors did not, individually or in the aggregate, result in a material misstatement of the Company’s consolidated financial statements and disclosures for any periods through and including the fiscal year ended December 31, 2015. However, this control deficiency could have resulted in a material misstatement to our annual or interim consolidated financial statements that would not be prevented or detected.  Our management therefore has determined that this control deficiency constitutes a material weakness.

As a result of the material weakness described above, our management has concluded that the Company’s internal control over financial reporting was not effective at December 31, 2015 and, accordingly, its disclosure controls and procedures were not effective at December 31, 2015, March 31, 2016 and June 30, 2016. We plan to amend our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016 to reflect the conclusion by management that there was a material weakness in internal control over financial reporting as of the end of the periods covered by these reports.  Ernst & Young LLP’s auditor’s report on the Company’s internal control over financial reporting will also be revised to state that the Company’s internal control over financial reporting at December 31, 2015 was not effective.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 will also reflect the conclusion by management that there continues to be a material weakness in the Company’s internal control over financial reporting as described above as of the end of the period covered by that report.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Number

99.1	Press release dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER CORPORATION
(Registrant)

Date: November 2, 2016	By:	/s/ANTHONY L. MATTACCHIONE
Anthony L. Mattacchione
Chief Financial Officer and
Senior Vice President

Exhibit Index

Exhibit Number	Exhibit Name	Location

99.1	Press release dated November 2, 2016.	Furnished herewith*

*            Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.